Exhibit 10.9
                                                                  ------------




                        LabOne Annual Incentive Plan
                        ----------------------------

The Annual Incentive Plan is designed to motivate and reward the accomplishment of targeted operating results. Prior to the beginning of the fiscal year, the Compensation Committee establishes an operating earnings goal under the Plan based upon the Committee's judgment of reasonable operating earnings growth over the previous fiscal year. The size of the incentive pool increases pursuant to a formula established by the Committee as operating earnings increase over the minimum threshold. The incentive pool is distributed in cash ratably to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon senior management's subjective evaluations of each individual's potential contribution to the Company's financial and strategic goals for the year, and is reviewed and approved by the Committee.




































                                      PAGE 63